UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  November 13, 2008 (November 7, 2008)
Centennial Communications Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)
3349 Route 138
Wall, New Jersey 07719
(Address of principal executive offices, including zip code)
(732) 556-2200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-10.1: VOTING AGREEMENT
EX-10.2: FORM OF EMPLOYMENT AGREEMENT
EX-10.3: FORM OF CHANGE IN CONTROL SEVERANCE AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
On November 7, 2008, Centennial Communications Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AT&T Inc., a Delaware corporation (“AT&T”), and Independence Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of AT&T (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of AT&T (the “Merger”). The Merger Agreement has been approved by the Boards of Directors of the Company, AT&T and Merger Sub.
The Merger Agreement
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Company Common Stock”), other than those shares held in the treasury of the Company and those shares with respect to which appraisal rights are properly exercised under the Delaware General Corporation Law, will be converted into and thereafter represent the right to receive $8.50 in cash, without interest. Each outstanding option to acquire Company Common Stock will be cancelled at the effective time of the Merger, and the option holder will receive a cash payment, without interest, equal to the number of shares of Company Common Stock subject to the option multiplied by the excess (if any) of $8.50 over the exercise price per share of the option.
The Company is subject to a “no-shop” restriction on its ability to solicit, provide non-public information to and engage in discussions with third parties regarding Company Alternative Proposals (as such term is defined in the Merger Agreement). The “no-shop” restriction is subject to an exception that permits the Company to provide non-public information and engage in discussions with respect to a Company Alternative Proposal if (i) such proposal is a Company Superior Proposal (as such term is defined in the Merger Agreement) or the Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, that such proposal would reasonably be expected to result in a Company Superior Proposal and (ii) prior to providing such non-public information and engaging in discussions, the Board of Directors determines in good faith, after consultation with its outside legal advisors, that failure to take such action would be inconsistent with such directors’ fiduciary duties under applicable law. Furthermore, if the Company’s Board of Directors concludes in good faith, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with such directors’ fiduciary duties under applicable law, it may effect a Company Change of Recommendation (as such term is defined in the Merger Agreement) so long as, if such change is as a result of a Company Alternative Proposal, the Board of Directors has concluded in good faith after consultation with its outside financial and legal advisors that such Company Alternative Proposal is a Company Superior Proposal. If a Company Change of Recommendation occurs before the Company stockholder meeting, the Company is required to nevertheless submit the Merger Agreement to the Company’s stockholders for adoption unless the agreement has been earlier terminated.
Consummation of the Merger is not subject to a financing condition, but is subject to (i) approval of the Merger by the Company’s stockholders, (ii) conditions relating to approval by the Federal Communications Commission, (iii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iv) other customary conditions to closing. The parties are working to obtain approvals by the end of the second quarter of 2009.
The Company may terminate the Merger Agreement under certain circumstances, including (i) if a meeting of the Company’s stockholders has been held and the requisite approval of stockholders has not been obtained and (ii) in the event the Merger is not consummated by November 7, 2009 (subject to a six-month extension by AT&T if all conditions to closing other than required regulatory approvals have been satisfied and AT&T reasonably expects that the approvals will be obtained before the end of the extension period. Upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to make a termination payment to AT&T comprised of a termination fee of $28,500,000 and reimbursement of out-of-pocket fees and expenses not exceeding $7,000,000. In addition, upon termination of the Merger Agreement under certain circumstances (not including, for example, terminations due to the failure of the Company's stockholders to approve the merger or due to certain material breaches of the Merger Agreement by the Company), the parties have agreed that an existing roaming agreement between AT&T Mobility LLC and Centennial Cellular Operating Co. LLC will be amended to extend its term and effectuate certain rate changes for the benefit of the Company.
The Merger Agreement contains customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation in obtaining regulatory approvals, the conduct of the Company’s business in the ordinary course consistent with past practices and other restrictions on the operation of the Company’s business prior to the consummation of the Merger, indemnification of the Company’s directors and officers, public announcements and similar matters.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or AT&T or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The Voting Agreement
Contemporaneously with the execution of the Merger Agreement, on November 7, 2008, AT&T, the Company and Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS”) entered into a Voting Agreement (the “Voting Agreement”) pursuant to which WCAS has agreed, among other things, to vote its shares of Company Common Stock in favor of the Merger. The Voting Agreement will terminate upon the earlier of the effective time of the Merger, the termination of the Merger Agreement and the effectiveness of any amendment to the Merger Agreement that would reduce the amount or change the form of the merger consideration or extend the termination date.
The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2008, the Company entered into Employment Agreements and Change in Control Severance Agreements with each of Michael J. Small, the Company’s Chief Executive Officer, Thomas J. Fitzpatrick, the Company’s Executive Vice President, Chief Financial Officer, Phillip H. Mayberry, the Company’s President, U.S. Wireless Operations, Carlos T. Blanco, the Company’s President, Puerto Rico Operations, and Tony L. Wolk, the Company’s Senior Vice President, General Counsel, and Secretary (each, a “named executive officer”). On September 25, 2008, after several months of consideration, the Company’s Board of Directors approved the forms of Employment Agreement and Change in Control Severance Agreement. The employment agreements replace the employment agreements that the Company had previously entered into with certain of the named executive officers.
The Employment Agreements
The Employment Agreements are intended to standardize a form of employment agreement for the Company’s executive officers and do not change the existing base salary or target bonus opportunity for any of the named executive officers, as previously approved by the Company’s Compensation Committee. The initial term of the Employment Agreements is one year, with automatic renewals for subsequent one-year terms unless the Company or the named executive officer gives notice of non-renewal at least 90 days before the expiration of the initial term or any renewal term. The Employment Agreements provide that the named executive officer is entitled to certain severance benefits under the following circumstances:
•	If the named executive officer is terminated other than for Cause, death or disability;

•	If the named executive officer quits for Good Reason; or

•	If the Company fails to renew the term of the Employment Agreement.
Upon the occurrence of one of such events, the named executive officer will be entitled to (i) continued payment of his base salary at the time of termination for 12 months, (ii) payment of a pro-rata portion of the bonus that otherwise would have been payable in respect of the year of termination based on the degree to which performance targets are achieved, to be paid at the time bonuses are normally paid to executives, and (iii) continued medical and health insurance benefits for up to 12 months. To receive such severance benefits, the named executive officer must execute a general release of claims in favor of the Company, its employees and affiliates. In addition, during the employment term and for a period of one year following the termination of employment, the named executive officer is subject to certain non-competition and non-solicitation provisions.
The Change in Control Severance Agreements
In the event of a Change in Control of the Company, the named executive officer’s Employment Agreement will be of no further force and effect during the two years following the Change in Control, and instead the named executive officer will be entitled to the severance benefits set forth in the named executive officer’s Change in Control Severance Agreement. The Change in Control Severance Agreements provide that the named executive officer is entitled to severance benefits under the following circumstances:
•	After the occurrence of both a Change in Control during the term of the agreement and a subsequent termination of employment within two years following the Change in Control, either by the Company for a reason other than Cause, death or disability or by the named executive officer for Good Reason; and

•	In the event the named executive officer’s employment is terminated during the nine month period preceding a Change in Control either by the Company for a reason other than Cause, death or disability or by the named executive officer for Good Reason, such termination or the circumstance or event which constitutes Good Reason occurs at the request or instruction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control, and the Change in Control actually occurs.
Upon the occurrence of one of such events, the named executive officer will be entitled to the following payments and benefits:
•	payment of an amount equal to the sum of his base salary and target bonus, multiplied by the applicable Severance Multiplier;

•	payment of a pro-rata portion of the target bonus payable in respect of the year of termination;

•	accelerated vesting of all outstanding equity awards;

•	continued life, medical and health insurance coverage for a period of time equal to 12 months multiplied by the applicable Severance Multiplier; and

•	payment of $10,000 for tax and financial planning services and reimbursement of up to $10,000 for outplacement services for a 1 year period following termination.
The Severance Multiplier is 2.5 for Mr. Small and 2.0 for each of the other named executive officers. To receive such severance benefits, the named executive officer must execute a general release of claims in favor of the Company, its employees and affiliates. Payments are generally made in a lump sum following termination except, to the extent required by Section 409A of the Internal Revenue Code. In addition, the named executive officer will be entitled to a tax gross-up payment for excise taxes incurred by such named executive officer to the extent that any payment or benefits to be received by such named executive officer are considered to be excess parachute payments under Section 4999 of the Internal Revenue Code, but only if the payments and benefits the named executive officer will receive under the Change in Control Severance Agreement are more than 110% of the named executive officer’s Safe Harbor Amount. During the term of the Change in Control Severance Agreement and for a number of years following the termination of employment equal to the applicable Severance Multiplier, the named executive officer is subject to certain non-solicitation provisions.
Certain of the capitalized terms used in the above descriptions of the Employment Agreements and Change in Control Severance Agreements are as defined in the applicable agreement. The foregoing summary of each of the Employment Agreements and the Change in Control Severance Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the forms of Employment Agreement and Change in Control Severance Agreement attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
          2.1 Agreement and Plan of Merger, dated as of November 7, 2008, by and among Centennial Communications Corp., AT&T Inc. and Independence Merger Sub Inc.
          10.1 Voting Agreement, dated as of November 7, 2008, by and among AT&T Inc., Centennial Communications Corp. and Welsh, Carson, Anderson & Stowe VIII, L.P.
          10.2 Form of Employment Agreement between Centennial Communications Corp. and the named executive officers
          10.3 Form of Change In Control Severance Agreement between Centennial Communications Corp. and the named executive officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: November 13, 2008	By:	/s/ Tony L. Wolk
Tony L. Wolk
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2008, by and among Centennial Communications Corp., AT&T Inc. and Independence Merger Sub Inc.

10.1	Voting Agreement, dated as of November 7, 2008, by and among AT&T Inc., Centennial Communications Corp. and Welsh, Carson, Anderson & Stowe VIII, L.P.

10.2	Form of Employment Agreement between Centennial Communications Corp. and the named executive officers

10.3	Form of Change In Control Severance Agreement between Centennial Communications Corp. and the named executive officers